SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 3, 2015

CHEMUNG FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-13888	16-1237038
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One Chemung Canal Plaza, Elmira, NY 14901

(Address of principal executive offices) (Zip Code)

(607) 737-3711

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.16e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 1, 2015, Chemung Canal Trust Company (the “Bank”), a subsidiary of Chemung Financial Corporation (the “Corporation”), and Thomas W. Wirth, Executive Vice President of the Wealth Management Group of the Bank, executed a Change of Control Agreement (the “Agreement”). The Agreement provides that if, during the 12 month period after the occurrence of a Change of Control, as defined in the Agreement: i) Mr. Wirth’s employment is terminated by the Bank without Cause (also as defined in the Agreement); or ii) Mr. Wirth terminates his employment with the Bank for any reason, the Bank shall pay to Mr. Wirth, in addition to any other compensation or benefits due to him, an amount equal to two (2.00) times the highest annual compensation (salary and bonuses) paid by the Bank to Mr. Wirth for any of the two (2) calendar years ending with the year in which his employment is terminated. The severance payments would be paid in equal monthly installments for the 24 months immediately following the effective date of the termination of Mr. Wirth’s employment. The Agreement provides further that it is subject to all applicable laws and regulations and that the amount payable to Mr. Wirth is subject to reduction to the extent necessary to ensure that such payment is not an “excess parachute payment” as defined in Section 280-g of the Internal Revenue Code.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On September 3, 2015, Chemung Canal Trust Company (the “Bank”), a subsidiary of Chemung Financial Corporation (the “Corporation”), issued a press release announcing the appointments of Thomas W. Wirth to Executive Vice President of the Wealth Management Group of the Bank and Louis C. DiFabio to Executive Vice President of the Business Client Services Group of the Bank. Both of the promotions are part of the Bank’s existing Management Succession Plan in response to the impending year-end retirements of Melinda A. Sartori, current Executive Vice President of the Wealth Management Group and Richard G. Carr, current Executive Vice President of the Business Client Services Group.

Mr. Wirth, 50, joined the Bank in 1987. Within the Wealth Management Group he has held the positions of Senior Vice President and Chief Investment Officer since 2004, and Senior Investment Officer and Investment Services Manager from 1999 to 2004. Mr. Wirth is a Chartered Financial Analyst and earned his B.S. in Business Administration from Wake Forest University.

Mr. DiFabio, 51, joined the Bank in 1987. Previously, he was Executive Vice President of Retail Banking and a member of the Bank’s Senior Loan Committee. As Executive Vice President of Retail Banking since 2011, Mr. DiFabio was responsible for the residential mortgage, consumer and indirect auto lending segments of the Bank’s loan portfolio. From 2005 to 2011, he was Senior Vice President of Retail Banking and prior to his move to retail banking, Mr. DiFabio’s experience included nearly a decade of commercial lending. Mr. DiFabio graduated from State University of New York, Albany and earned a Masters of Business Administration from Syracuse University.

Mr. DiFabio’s change of control agreement was previously filed with the Securities and Exchange Commission on March 16, 2011.

The Agreement is furnished as Exhibit 10.1 to this report. The Press Release is furnished as Exhibit 99.1 to this report.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.
10.1	Thomas W. Wirth Change of Control Agreement.

99.1	Press Release of Chemung Canal Trust Company dated September 3, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CHEMUNG FINANCIAL CORPORATION

September 3, 2015	By: /s/ Karl F. Krebs
Karl F. Krebs
Chief Financial Officer and Treasurer